Exhibit 10.1

SEBAGO LAKE LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS. THEY ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION, OR EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

1

SEBAGO LAKE LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement, dated as of June 20, 2017, is entered into by and between Owl Rock Capital Corporation and Regents of the University of California (collectively, the “Members”).

WHEREAS, Sebago Lake LLC (the “Company”) was formed as a limited liability company under the Act (as defined below), upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on May 3, 2017;

WHEREAS, pursuant to the Certificate of Formation, the Company’s initial name was “Strategic Loan Fund LLC;”

WHEREAS, Owl Rock Capital Corporation is party to a Limited Liability Company Agreement of Strategic Loan Fund, dated as of May 10, 2017 (the “Prior LLC Agreement”);

WHEREAS, the Company’s name was changed from “Strategic Loan Fund LLC” to “Sebago Lake LLC”, upon the filing of a Certificate of Amendment to the Certificate of Formation with the Secretary of State of the State of Delaware on May 16, 2017;

WHEREAS, the Members desire to amend and restate the Prior LLC Agreement in its entirety as herein set forth, such amendment and restatement to become effective as of the date hereof, to set forth the terms of a co-managed limited liability company under the Act for the purposes and pursuant to the terms set forth herein;

NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

Article I.DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“1940 Act”: the U.S. Investment Company Act of 1940, as amended.

“Acceptance Period”: the meaning set forth in Section 7.01(f).

“Act”: the Delaware Limited Liability Company Act, as from time to time in effect.

“Administrative Agent”: Owl Rock Capital Advisors LLC or an Affiliate thereof retained by the Company with Approval to perform administrative services for the Company.

“Administrative Services Agreement”: the Administrative Services Agreement between the Company and the Administrative Agent, as amended from time to time with Approval.

“Affiliate”: with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement”: this Amended and Restated Limited Liability Company Agreement, as it may from time to time be further amended.

“Allocation Requirements”: the meaning set forth in Section 6.07(b).

“Alternative Investment Vehicle”: the meaning set forth in Section 3.05.

“Approval”: as to any matter requiring approval hereunder, the approval or subsequent ratification by the Members.  All matters requiring “Approval” shall require the unanimous approval of both Members.

“Broadly Syndicated Loans”: syndicated loans that are not primarily underwritten or co-underwritten by Owl Rock’s  investment adviser or an Affiliate thereof.

“Capital Account”: as to each Member, the capital account maintained on the books of the Company for such Member in accordance with Section 4.01.

“Capital Commitment”: as to each Member, the total amount set forth on the Member List, which is contributed and agreed to be contributed to the Company by such Member as a Capital Contribution.

“Capital Contribution”: as to each Member, the aggregate amount of cash actually contributed to the equity capital of the Company by such Member as set forth in Section 3.01. The Capital Contribution of a Member that is an assignee of all or a portion of an equity interest in the Company shall include the Capital Contribution of the assignor (or a pro rata portion thereof in the case of an assignment of less than the entire interest of the assignor). Notwithstanding the foregoing, and subject to Approval, each Member shall be permitted to make a Capital Contribution to the Company in the form of interests in Investments currently owned by the Member. These contributed interests shall be valued in accordance with this Agreement.

“Cause Event”: (i) the bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, or a default under Section 3.02 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.02; (ii) the institution of any lawsuits or legal proceedings against a Member or, solely with respect to Owl Rock, the investment adviser of Owl Rock if such lawsuit or legal proceeding is likely to have a material adverse effect on such Member’s ability to perform its obligations under this Agreement; provided, that the institution of any lawsuit or legal proceeding against a Member by the other Member shall not be a Cause Event; (iii) the commencement of any formal enforcement investigation of a Member or, solely with respect to Owl Rock, the investment adviser of Owl Rock by the SEC or any other U.S. or foreign federal regulatory or administrative body that involves an allegation of a violation of law by any such person and that is likely to have a material adverse effect on such Member’s ability to perform its obligations under this Agreement; or (iv) any other act or omission by a Member or, solely with respect to Owl Rock, the investment adviser of  Owl Rock that, in the reasonable judgment of the other Member, (A) causes or is likely to cause such other Member or its Affiliates to receive materially adverse publicity or (B) otherwise materially adversely affects or may materially adversely affect the reputation of such other Member or its Affiliates.

“Certificate of Formation”: the certificate of formation for the Company filed under the Act, as from time to time amended.

“Code”: the Internal Revenue Code of 1986, as from time to time amended.

“Company”: the limited liability company created and existing pursuant to the Certificate of Formation and this Agreement.

“Company Counsel”: the meaning set forth in Section 10.10.

“Default Date”: the meaning set forth in Section 3.02(a).

“Default Loan”: the meaning set forth in Section 3.02(b)(iii).

“Defaulting Member”: the meaning set forth in Section 3.02(a).

“Disclosure Laws”: the meaning set forth in Section 9.04(d).

“Electing Member”: has the meaning set forth in Section 8.03(e).

“Election to Purchase”: has the meaning set forth in Section 8.03(e).

“ERISA”: the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Plan”: a Person that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA.

“ESG”: the meaning set forth in Section 10.16.

“ESG Policy”: the meaning set forth in Section 10.16.

“Expenses”: all costs and expenses, of whatever nature, directly or indirectly borne by the Company, including, without limitation, those borne under the Administrative Services Agreement, any sub-administrative services agreement or borne with respect to any Financing Subsidiary.

“Facility”: the meaning set forth in Section 2.04(b)(iv).

“Financing Subsidiary”: shall mean a direct or indirect subsidiary of the Company, including without limitation a bankruptcy remote special purpose entity that will enter into a credit facility or issue debt.

“GAAP”: United States generally accepted accounting principles.

“GAAP Profit or GAAP Loss”: as to any transaction or fiscal period, the net income or loss of the Company under GAAP.

“Harm”: the meaning set forth in Section 6.08(a).

“Illiquid Security”: any security other than one which is marketable. For purposes of this definition, a security is marketable only if it (i) is traded on or through a national or other established securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) can be sold, with or without volume limitations, to the general public by a Member receiving a distribution of such security, and (iii) is not subject to contractual restrictions on transfer.

“Independent Valuation Firm”: any of Duff & Phelps Corporation, Houlihan Lokey, Inc., Lincoln International, Valuation Research Corporation or, Alvarez & Marsal.

“Investment”: an investment of any type held, directly or indirectly, by the Company from time to time. By way of example, Investments may include loans, notes and other debt instruments, total return swaps and other derivative instruments, participation interests, warrants, equity securities including common stock, preferred stock and structured equity products, portfolios of any of the foregoing and derivative instruments related to any of the foregoing. Investments do not include interests in Subsidiaries.

“Investor Laws”: the meaning set forth in Section 7.02.

“LIBOR Rate”: the three-month London InterBank Offered Rate, which for purposes hereof shall be deemed to equal for each day of a calendar quarter such rate as of the first day of such quarter.

“Member”: each Person identified as a Member in the first sentence hereof, and any Person that is or becomes a Member of the Company.

“Member List”: the meaning set forth in Section 2.07.

“Notice of Intent”: the meaning set forth in Section 7.01(f).

“Organization Costs”: all out-of-pocket costs and expenses reasonably incurred directly by the Company or indirectly for the Company by a Member or its Affiliates in connection with the formation, capitalization and financing of the Company, the initial offering of Company interests to Owl Rock and Regents, and the preparation by the Company to commence its business operations, including, without limitation, reasonable and documented (i) fees and disbursements of legal counsel to the Company or its Affiliates, the Administrative Agent or its Affiliates, and to Owl Rock and Regents (ii) accountant fees and other fees for professional services, (iii) travel costs and other out-of-pocket expenses, and (iv) costs incurred in connection with the establishment of any Facility. The Company shall also pay or make capital contributions or advances to any Financing Subsidiary relating to, the organizational costs and expenses of any Financing Subsidiary, including costs associated with borrowing money and entering into credit facilities. For the avoidance of doubt, the Company shall be responsible for all out-of-pocket costs incurred by a Member in connection with the organization of the Company, including but not limited to, reasonable legal expenses incurred in connection with the preparation and negotiation of this Agreement.

“Owl Rock”: Owl Rock Capital Corporation, or any Person substituted for Owl Rock Capital Corporation, as a Member pursuant to the terms of this Agreement.

“Partnership Representative”: has the meaning set forth in Section 6.09(b).

“Person”: shall include an individual, corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority or other entity.

“Portfolio Company”: with respect to any Investment, any Person that is the issuer of any equity securities, equity-related securities or obligations, debt instruments or debt-related securities or obligations (including senior debt instruments, including investments in senior loans, senior debt securities and any notes or other evidences of indebtedness, preferred equity, warrants, options, subordinated debt, mezzanine securities or similar securities or instruments) that are the subject of such Investment. Portfolio Companies do not include Subsidiaries.

“Prior Approval”: as to any matter requiring Prior Approval hereunder, the prior approval of the Members. All matters requiring “Prior Approval” shall require the unanimous Prior Approval of both Members.

“Prior LLC Agreement”: has the meaning set forth in the recitals.

“Proceeding”: has the meaning set forth in Section 6.08(a).

“Profit or Loss”: as to any transaction or fiscal period, the GAAP Profit or GAAP Loss with respect to such transaction or period, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 9.05, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value; and provided further, that GAAP Profit or GAAP Loss may be adjusted with Approval to amortize Organization Costs over four years.

“Proportionate Share”: as to any Member, the percentage that its Capital Contribution represents of all Capital Contributions.

“Regents”: The Regents of the University of California, or any Person substituted for Regents as a Member pursuant to the terms of this Agreement.

“Reserved Amount”: the meaning set forth in Section 5.04(a).

“Revolving Credit Loan”: any revolving credit facility or similar credit facility provided by the Company or any Financing Subsidiary, directly or indirectly, to a borrower or acquired from another Person.

“SEC”: the U.S. Securities and Exchange Commission.

“Securities Act”: means the U.S. Securities Act of 1933, as amended.

“Senior Secured Loans”: senior secured loans that are secured by a first lien on some or all of the obligor’s assets, including, without limitation, traditional senior secured loans and any related Revolving Credit Loan or delayed draw loan.

“Tax Liability”: as to any Member and any fiscal period, the amount of net taxable income allocated to such Member for U.S. federal income tax purposes in the Company income tax return filed or to be filed by the Company with respect to such period, multiplied by the highest combined marginal U.S. federal, state and local income tax rates for individuals in New York, New York on each item of taxable income, taking into account (i) the non-deductibility of any item for state or local income tax purposes that is deductible for federal income tax purposes, (ii) the deductibility for federal income tax purposes of state or local income taxes, and (iii) the deductibility of any item for state income tax purposes that is not deductible for federal income tax purposes. The Tax Liability for any fiscal period in which such Member was allocated net loss for federal income tax purposes shall be deemed to equal zero.

“Tax Matters Member”: the meaning set forth in Section 6.09(a).

“Treasury Regulations”: all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

“Valid Company Purposes”: (i)  making Investments or acquiring assets (other than temporary investments), (ii)  satisfying funding or other obligations with respect to all Investments including any ongoing funding obligations relating to all Revolving Credit Loans that are revolving loans and delayed draw term loans, (iii) funding Reserved Amounts, (iv) making protective investments (including making protective advances and/or exchanges), which may require capital commitments and ongoing obligations of the Company or any Financing Subsidiary, (v) making, at the Members’ election, capital contributions to avoid or cure any borrowing base deficiency, default, event of default, potential termination event or termination event relating to any indebtedness incurred by the Company or a Financing Subsidiary and repaying such indebtedness, or (vi)  paying Company Expenses, Organizational Costs, and such other costs and expenses as set forth herein.

“Valuation Date”: the meaning set forth in Section 9.05(a).

“Value”: as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by the Company, the value of such assets determined in accordance with Section 9.05.

Article II.GENERAL PROVISIONS

Section 2.01Formation of the Limited Liability Company. The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and the Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. Each Person being admitted as a Member as of the date hereof shall be admitted as a Member at the time such Person has executed this Agreement or a counterpart of this Agreement.  By its signature to this Agreement (or, in the case of substitute Members, the instrument described in Section 7.01(b) below whereby such transferee becomes a party to this Agreement), each Member represents to the Company and to the other Members that (1) the Member is an “accredited investor” as defined in Rule 501 under the Securities Act, and is a “qualified purchaser” as defined in Section 2(a)(51) under the 1940 Act, and (2) the Member understands that the securities represented by this Agreement have not been and will not be registered under the Securities Act or any state securities laws and cannot be sold or otherwise distributed by the Member unless the securities either are registered or otherwise qualified under the Securities Act and any applicable state securities laws or are exempt from such registrations or qualifications.  In addition to the foregoing representations, each Member represents to the Company and to the other Members as follows:

(a)	It is duly organized and validly existing under the laws of the jurisdiction of its organization;

(b)

It has the power to execute and deliver this Agreement and the documents referred to in this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery, and performance;

(c)

The execution, delivery, and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it, or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)

All governmental and other consents that are required to have been obtained by it with respect to this Agreement and the documents referred to in this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)

This Agreement constitutes and, upon execution of the documents referred to in this Agreement, those documents will constitute, its legal, valid, and binding obligation, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law);

(f)

It is entering into this Agreement for its own account for investment and not with a view to any distribution of the interests in the Company.  It fully understands, accepts, and is able to bear the economic risks associated with the obligations and undertakings contained in this Agreement;

(g)	It has taken or will take all necessary steps to ensure its compliance with all applicable federal and state securities laws and regulations; and
(h)

It is not a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 CFR 2510.3-101(f)(2), or under any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA  (collectively, “Other Plan Laws”) (a “Benefit Plan Member”), and it will notify the Company if the Member reasonably expects that the Member will become a Benefit Plan Member.

Section 2.02Company Name. The name of the Company shall be “Sebago Lake LLC,” or such other name as approved by Approval.

Section 2.03Place of Business; Agent for Service of Process.

(a)

The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal business office of the Company shall be at 245 Park Avenue, 41st Floor, New York, NY 10167, or such other place as may be approved by Approval. The Company may also maintain additional offices at such place or places as may be approved by Approval.

(b)

The agent for service of process on the Company pursuant to the Act shall be The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other Person as the Members may designate with Approval.

Section 2.04Principal Purpose and Powers of the Company.

(a)

The principal purpose of the Company is to make Investments, either directly or indirectly through Subsidiaries or other Persons, primarily in Senior Secured Loans that are made to middle market companies or in Broadly Syndicated Loans.

(b)	In furtherance of such purpose, the Company, either directly or indirectly, shall have the following powers:

(i)	To originate or otherwise acquire and finance Senior Secured Loans and to acquire and finance Broadly Syndicated Loans;
(ii)

to form, invest in or through, transfer, dispose of or otherwise deal in the interests of, and exercise all rights, powers, privileges and other incidents of ownership with respect to, investment and financing vehicles (formed in the United States or otherwise), including Financing Subsidiaries which hold one or more Investments, including, without limitation, investment and financing vehicles that are wholly or partially controlled, managed or administered by the Company, by a Member or by any Affiliate of any thereof, and investment and financing vehicles that are partially owned by Persons other than the Company (including but not limited to Persons that may be controlled, managed or administered by a Member or any of its Affiliates), and investment vehicles formed for the purpose of making and administering Investments and allocating related Profit or Loss;

(iii)

to originate, purchase or otherwise acquire, transfer, finance, dispose of or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Investments without regard to whether such Investments are publicly traded, readily marketable or restricted as to transfer;

(iv)

to incur indebtedness for borrowed money (which may be on a joint and several basis with Alternative Investment Vehicles), and to pledge, hypothecate, mortgage, collaterally assign, or otherwise grant security interests or liens on any assets owned directly or indirectly by the Company, including without limitation, the Capital Commitments and the power and authority to call the Capital Commitments (any credit facility secured by any such assets, a “Facility”);

(v)	to guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies, Alternative Investment Vehicles and Financing Subsidiaries;
(vi)	to act as manager and/or collateral manager of a Financing Subsidiary;
(vii)	to engage personnel and do such other acts and things as may be necessary or advisable in connection therewith;
(viii)	to engage and compensate attorneys, accountants, administrative agents, investment advisors, technical advisors, consultants, custodians, contractors and agents;
(ix)	to pay and incur other expenses and obligations incident to the operation of the Company and/or Financing Subsidiaries and to make capital contributions to Financing Subsidiaries;
(x)	to establish, maintain, and close bank accounts and draw checks or other orders for the payment of money;
(xi)	to establish, maintain, and close accounts with brokers;
(xii)

to enter into, make and perform all such contracts, agreements and other undertakings, and to take any and all actions and engage in any and all activities, as may be incidental to, or necessary, advisable or appropriate to, the carrying out of the foregoing purpose; and

(xiii)	to take any other action permitted to be taken by a limited liability company under the Act.

Section 2.05Fiscal Year. The fiscal year of the Company shall be the period ending on December 31 of each year.

Section 2.06Liability of Members. Except as expressly provided in this Agreement, a Member shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Company only as is provided by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the

Company for the amount of such distribution to the extent, and only to the extent, required by the Act. The Members, in their capacities as Members, shall not otherwise be liable for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations, except that each Member shall be required to make Capital Contributions in accordance with the terms of this Agreement and shall be required to repay any distributions which are not made in accordance with this Agreement.

Section 2.07Member List. The Administrative Agent shall cause to be maintained in the principal office of the Company a list (the “Member List”) setting forth, with respect to each Member, such Member’s name, address, Capital Commitment, Capital Contributions and such other information as the Administrative Agent may deem necessary or desirable or as required by the Act. The Administrative Agent shall from time to time update the Member List as necessary to reflect accurately the information therein. Any reference in this Agreement to the Member List shall be deemed to be a reference to the Member List as in effect from time to time. No action of the Members shall be required to supplement or amend the Member List. Revisions to the Member List made by the Administrative Agent as a result of changes to the information set forth therein made in accordance with this Agreement shall not constitute an amendment of this Agreement. The initial Member List is attached to this Agreement as Appendix A.

Article III.COMPANY CAPITAL AND INTERESTS

Section 3.01Capital Commitments.

(a)

Each Member’s Capital Commitment shall be set forth on the Member List and shall be payable in cash in U.S. dollars or, with Approval, in in-kind contributions of Investments. Each such payment shall be made from time to time within ten (10) business days after notice from the Administrative Agent (or any other Person with the power and authority to call the Capital Commitments) specifying the amount then to be paid, or such later date as may be specified in such notice; provided that any such amount to be used for a purpose requiring Prior Approval or Approval shall be subject to such Prior Approval or Approval, as applicable. Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments and in no event will a Member be required to make Capital Contributions that, in the aggregate, exceed its Capital Commitment.

(b)

Capital Contributions which are not used for their intended purpose shall be returned to the Members within ninety (90) days in the same proportion in which made, in which case such amount shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article III. Capital Contributions which have been returned to Members also may be recalled to the extent provided by Section 5.04.

Section 3.02Defaulting Members.

(a)

Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of such Member’s Capital Commitment within ten (10) days after written notice from the other Member (the “Default Date”) that such payment is overdue, the other Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company if such failure has not been cured in full within such ten-day period:

(i)	collect such unpaid portion (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have;
(ii)

upon thirty (30) days’ written notice (which period may commence during the ten-day notice period provided above), and provided that the overdue payment has not been made, dissolve and wind down the Company in accordance with Article VIII as long as such action is not prohibited by Section 8.02(b); and

(iii)

upon thirty (30) days’ written notice (which period may commence during the ten-day notice period provided above) and if such failure has not been cured in full within such thirty-day period, compel the

Defaulting Member to sell or transfer all or a portion of its interest in whole or in part subject to the following:
1)

If the other Member notifies the Defaulting Member to sell or transfer all or a part of its interest, such Defaulting Member shall do so within sixty (60) days after the expiration of such thirty-day period; provided, however, that the non-Defaulting Member must consent, in its sole discretion, to such transfer and such transfer must otherwise be in accordance with Section 7.01 hereof.

2)

Upon any failure of the Defaulting Member, under any circumstances, to sell or transfer all of its interests that are required to be sold within such sixty (60) day period, the other Member may purchase such interest or sell or transfer such interest to a third party or, subject to applicable law, to an Affiliate of a Member or the Company. The price for such sale or transfer shall be not less than the minimum cash purchase price for the Defaulting Member’s interest in the Company as determined by the Independent Valuation Firm selected by the other Member for a hypothetical sale of such interest to an unaffiliated third party willing to purchase such interest within a ninety (90) day time period; provided, however, that if no such buyer is found within such ninety (90) day period to purchase the Defaulting Member’s interest at such minimum price or a higher price, then the other Member may direct the sale or transfer of the Defaulting Member’s interest at a price and subject to such terms and conditions as it deems commercially reasonable in its good faith judgment and sole discretion, which terms and conditions may include the acceptance by the Defaulting Member of a promissory note issued by the purchaser thereof.

3)

To the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member with respect to a Default Loan, any purchase price that would otherwise be payable to the Defaulting Member under this Section 3.02(a)(iii) shall instead first be paid to the non-Defaulting Member pursuant to the terms of Section 3.02(b)(iii) hereof until each such Default Loan (and accrued interest thereon) has been repaid in full with the remainder of such purchase price, if any, payable to the Defaulting Member.

Except as set forth below, the non-defaulting Member’s election to pursue any one of such remedies shall not be deemed to preclude such Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently.

(b)	Notwithstanding any provision of this Agreement to the contrary,
(i)

a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured and any such distributions to which such Defaulting Member would otherwise have been entitled if such default had not occurred shall be debited against the Capital Account of the Defaulting Member so as to reduce the remaining amount of the default;

(ii)	the Company shall not make new Investments after the Default Date until the default is cured except as permitted pursuant to clauses (ii) through (vii) of Valid Company Purposes; and
(iii)

the non-Defaulting Member(s), in its or their sole discretion, may fund all or any portion of the defaulted amount on behalf of the Defaulting Member(s) with notice to the other Members, if applicable. The Members agree and acknowledge that any amount so funded by the non-Defaulting Member(s) shall be treated as a loan from the non-Defaulting Member(s) to the Defaulting Member(s) (a “Default Loan”), the proceeds of which are used by the Defaulting Member(s) to make a Capital Contribution to the Company which, if in a sufficient amount, may cure a related default by such Defaulting Member. A Default Loan shall (A) bear interest from the date of such funding until repaid by the Defaulting Member(s) at a rate equal to the lower of 15% per annum or the maximum rate permitted by applicable law, (B) be pre-payable by the Defaulting Member(s) at any time and (C) be fully recourse to the Defaulting Member(s). Until such time that any Default Loan (including any accrued interest thereon) has been fully repaid, (x) any amounts that would otherwise be distributable to the Defaulting Member(s) under Section 5.01(b)(iii) or Section 5.02 hereof shall instead be distributed to the non-Defaulting Member(s) and (y) any purchase price payable to the Defaulting Member(s) in connection with any sale of its or their respective interests in the Company shall first be payable to the non-Defaulting Members until the repayment in full of the Default Loan(s) (including any accrued interest thereon) proportionate to the amount of Default Loan(s) so extended by the non-Defaulting Member(s) to such Defaulting Member(s). Any amounts distributed to the non-Defaulting Member(s) pursuant to the previous sentence shall be treated as for all purposes of this Agreement and for U.S. federal, state and local income tax purposes as having been made by the Company to the Defaulting Member notwithstanding the Company’s distribution of such amounts to the non-Defaulting Member(s) and any amounts distributed or payable to the non-Defaulting Member(s) pursuant to the previous sentence shall reduce the amounts owed to the non-Defaulting Member(s) under the related Default Loan, first as to interest and then as to principal.

Section 3.03Interest or Withdrawals. No Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided herein, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance.

Section 3.04Admission of Additional Members.

(a)

The Members may, with Prior Approval, (i) admit additional Members upon terms approved by Approval, (ii) permit existing Members to subscribe for additional interests in the Company; and (iii) admit a substitute Member in accordance with Section 7.01.

(b)

Each additional Member shall execute and deliver a written instrument satisfactory to the existing Members whereby such Member becomes a party to this Agreement, as well as a subscription agreement and any other documents required by the existing Members. Each such additional Member shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth herein. Upon the admission of or the increase in the interest of any Member as herein provided, the Administrative Agent is hereby authorized to update the Member List, as required, to reflect such admission or increase.

Section 3.05Alternative Investment Vehicle. Based on legal, tax, regulatory and other similar structuring considerations, in connection with particular Investments, the Company may, with Approval, create one or more partnerships, corporations or other entities (“Alternative Investment Vehicles”) for purposes of making, holding and disposing of one or more Investments. One or more of the Members shall be required to provide capital directly to each such Alternative Investment Vehicle to the same extent, for the same purposes and on the same terms and conditions as the Members are required to provide capital to the Company and such capital shall reduce the unfunded Capital Commitment to the same extent as if made to the Company. The terms of any Alternative Investment Vehicle, including, without limitation, the terms with respect to management and control of the Alternative Investment Vehicle, shall be substantially similar in all material respects to those of the Company; provided, that, such terms may vary based on the structure of the relevant transaction, legal, tax and regulatory considerations. Any such Alternative Investment Vehicle will be structured in a manner whereby the Members participating in such Alternative Investment Vehicle shall bear the incremental costs of the alternative arrangement (including, without limitation, taxes). The governing documents of any Alternative Investment Vehicle shall provide for the limited liability of the Members to the same extent in all material respects as is provided to the Members under this Agreement. If a Member fails to provide all or a portion of its required capital to an Alternative Investment Vehicle on the applicable drawdown date (unless such Member is excused from providing such capital by the governing documents of such Alternative Investment Vehicle), the other Member shall be entitled to pursue any and all remedies set forth in Section 3.02 in addition to any applicable provisions of the governing documents of the Alternative Investment Vehicle.

Article IV.ALLOCATIONS

Section 4.01Capital Accounts.

(a)

An individual capital account (a “Capital Account”) shall be maintained for each Member consisting of such Member’s Capital Contributions, increased or decreased by Profit or Loss allocated to such Member, decreased by the cash or Value of property distributed to such Member (giving net effect to any liabilities the property is subject to, or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrative Agent determines that it is prudent to modify the manner in which Capital Accounts, including all debits and credits thereto, are computed in order to be maintained consistent with this Agreement, the Administrative Agent is authorized to make such modifications to the extent that they do not result in a material adverse effect to any Member. Capital Accounts shall be maintained in a manner consistent with applicable Treasury Regulations.

(b)

Profit or Loss shall be allocated among Members as of the end of each fiscal quarter of the Company; provided that Profit or Loss shall also be allocated at the end of (i) each period terminating on the date of any withdrawal by any Member, (ii) each period terminating immediately before the date of any admission or increase in Capital Commitment of any Member, (iii) each period terminating immediately before the date of any change in the relative Capital Account balances of the Members, (iv) the liquidation of the Company, or (v) any period which is determined by Approval to be appropriate.

Section 4.02General and Special Allocations.

(a)

Profit or Loss shall be allocated among the Members as provided by this Section 4.02. Loss shall be allocated among the Members pro rata in accordance with their Capital Account balances. Profit shall be allocated among the Members (i) first, pro rata until the cumulative amount of Profit allocated to a Member equals the cumulative amount of Loss previously allocated to such Member and thereafter (ii) pro rata in accordance with the Members’ Capital Account balances.

(b)

Notwithstanding Section 4.02(a), if the loan origination and structuring fees earned by the Company during a fiscal year exceed Expenses and all other Company obligations (excluding financing costs), such excess shall be allocated to the Member(s) responsible for the origination of the loan pro rata in accordance with the total loan origination and structuring fees earned by the Company with respect to the loans originated by each  Member; provided, that in no event will the amount allocated to a Member pursuant to this Section 4.02(b) exceed, in any fiscal year, 1% of the par value of the loans originated by such Member.  For purposes of this Section 4.02(b), it is expressly understood that any original issue discount with respect to an Investment in lieu of an origination or structuring fee with respect to such Investment shall be treated as a loan origination and structuring fee earned by the Company in the amount of such original issue discount subject to Prior Approval of the amount treated as an origination or structuring fee. All amounts allocated to a Member as loan origination and structuring fees pursuant to this Section 4.02(b) shall be excluded from the calculation of a Member’s Capital Account balance for purposes of Section 4.02(a) and Section 5.01(b)(iii).

(c)

Notwithstanding Section 4.02(a), the Members may cause the Company to reallocate profit and loss (or items thereof as necessary) among the Members if necessary to cause the Capital Accounts maintained by the Company for Federal income tax purposes in accordance with section 9.01(a) of this Agreement to comply with the requirement of section 704(b) of the Code (including the Treasury Regulations promulgated thereunder).

Section 4.03Changes of Interests. For purposes of allocating Profit or Loss for any fiscal year or other fiscal period between any permitted transferor and transferee of a Company interest, or between any Members whose relative Company interests have changed during such period, or to any withdrawing Member that is no longer a Member in the Company, the Company shall allocate according to any method allowed by the Code and selected by the Members. Distributions with respect to an interest in the Company shall be payable to the owner of such interest on the date of distribution subject to the provisions of this Agreement. For purposes of determining the Profit or Loss allocable to or the distributions payable to a permitted transferee of an interest in the Company or to a Member whose interest has otherwise increased or decreased, Profit or Loss allocations and distributions made to predecessor owners with respect to such transferred interest or increase of interest shall be deemed allocated and made to the permitted transferee or other holder.

Section 4.04Income Taxes and Tax Capital Accounts.

(a)	Each item of income, gain, loss, deduction or credit shall be allocated in the same manner as such item is allocated pursuant to Section 4.02.

(b)

In the event of any variation between the adjusted tax basis and value of any Company property reflected in the Members’ capital accounts maintained for federal income tax purposes, such variation shall be taken into account in allocating taxable income or loss for income tax purposes in accordance with, and to the extent consistent with, the principles under Section 704(c) of the Code and applicable Treasury Regulations.

Article V.DISTRIBUTIONS

Section 5.01General.

(a)

To the extent of available cash and cash equivalents, the Company shall make distributions quarterly in an amount equal to the investment company taxable income and net capital gains (each as computed under section 852 of the Code) earned in the preceding quarter, shared among the Members as set forth in Section 5.01(b) below; provided that the amount of any such distribution may be reduced as provided by Section 5.03 and Section 5.04, including, without limitation, for the purpose of reinvesting proceeds received from Investments as set forth in Section 5.04. Available cash and cash equivalents shall exclude Reserved Amounts and amounts that are likely to be used for Valid Company Purposes.

(b)

Except as otherwise provided in this Article V or Section 8.03, distributions shall be shared among the Members as set forth in this Section 5.01(b). The Members, with Prior Approval, may determine to make a distribution in addition to that required by Section 5.01(a) hereof from available cash or cash equivalents received from one or more Investments (whether from principal repayment or otherwise and after reduction as provided by Section 5.03 and Section 5.04). Any distribution shall be shared among the Members as follows:

(i)

First, to the Members as distributions of amounts allocated pursuant to Section 4.02(b) that have not previously been distributed to the Members in proportion to the respective amounts allocated to such Members pursuant to Section 4.02(b) that have not previously been distributed to the Members; and

(ii)

Second, to the Members as distributions in respect of their interests in the Company in proportion to their respective Capital Account balances; provided, however, that to the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member with respect to a Default Loan, any amounts that would otherwise be distributable to the Defaulting Member under this section shall instead be distributed to the non-Defaulting Member pursuant to the terms of Section 3.02(b)(iii) hereof.

Section 5.02Tax Distributions. Prior to the dissolution and winding up of the Company, if and to the extent that the Tax Liability of any Member with respect to any fiscal year, but for this Section 5.02, would have exceeded the distributions otherwise made to such Member under Section 5.01(b)(iii) with respect to such fiscal year, then the Members, with Prior Approval, may cause the Company to distribute to all Members, in proportion to their respective Capital Accounts, an amount sufficient so that, together with distributions under Section 5.01(b)(iii) with respect to such fiscal year, each Member has received distributions with respect to such fiscal year equal to such Member’s Tax Liability with respect to such fiscal year. For the avoidance of doubt, if distributed, each Member shall receive its proportionate amount of a distribution regardless of whether or not the Member is subject to tax and any distribution to a Member with respect to which a Default Loan is outstanding that such Member has not repaid in full shall be subject to Section 3.02(b)(iii).

Section 5.03Withholding.

(a)

The Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay in respect of any withholding or other tax, including, without limitation, any interest, penalties or additions with respect thereto, imposed on any interest or income of or distributions to such Member, and such withheld amount shall be considered an interest payment or a distribution, as the case may be, to such Member for purposes hereof. If no payment is then being made to such Member in an amount sufficient to pay the Company’s withholding obligation, any amount which the Company is obligated to pay shall be deemed an interest-free advance from the Company to such Member, payable by such Member by withholding from subsequent distributions or within ten (10) days after receiving written request for payment from the Company.
(b)

If a Member delivers to the Company a properly executed withholding tax exemption certificate (or such other form as the Internal Revenue Service or the applicable foreign or state taxing authority may require) providing for a complete exemption from withholding tax, the Company shall not withhold from a distribution (or respect to such allocation) covered by such exemption certificate.

Section 5.04Reserves; Certain Limitations; Distributions in Kind. Notwithstanding the foregoing provisions:

(a)

The Company may withhold from any distribution a reasonable reserve which the Members, with Prior Approval, determine to be appropriate for working capital of the Company or to discharge costs, Expenses and liabilities of the Company (whether or not accrued or contingent), or otherwise to be in the best interests of the Company for any Valid Company Purpose. Any part or all of such reserved amount (“Reserved Amount”) that is released from reserve (other than to make payments on account of a purpose for which the reserve was established) shall be distributed to the Members in accordance with Section 5.01 through Section 5.03. To the extent such distributed amount to a Member represents a distribution other than from cumulative undistributed Profit, net of cumulative Loss, allocated to such Member, such amount shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article III.

(b)

With Prior Approval, amounts received by the Company with respect to the payment of principal or return of capital may be retained and used, or reserved to be used, to make any Investment. Alternatively, the Members, with Prior Approval, may cause the Company to distribute, in accordance with Section 5.01 through Section 5.03, any amount that could be retained as set forth in the preceding sentence and the amount of such distribution that represents a distribution other than from cumulative undistributed Profit, net of cumulative Loss, allocated to such Member, shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article III.

(c)	In no event shall the Company be required to make a distribution to the extent that it would (i) render the Company insolvent, or (ii) violate Section 18-607(a) of the Act.
(d)

No part of any distribution shall be paid to any Member from which there is due and owing to the Company, at the time of such distribution, any amount required to be paid to the Company pursuant to Article III. Any such withheld distribution shall (i) be paid to such Member, without interest, when all past due installments of such Member’s Capital Commitment have been paid in full by such Member or (ii) be applied against the past due amounts under such Member’s Capital Commitment has been paid in full.

(e)

The Company shall not distribute Illiquid Securities other than with Approval. Distributions of securities and of other non-cash assets of the Company other than upon the dissolution and liquidation of the Company shall only be made pro rata to all Members (in proportion to their respective shares of the total distribution) with respect to each security or other such asset distributed. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 9.05 as of the close of business on the day preceding the distribution, and all other securities and non-cash assets shall be valued as determined in the last valuation made pursuant to Section 9.05.

Article VI.MANAGEMENT OF COMPANY

Section 6.01Management Generally.

(a)

The management of the Company and its affairs shall be vested in the Members. Matters requiring Prior Approval or Approval are set forth in further detail in Schedule A hereto, which is incorporated by reference herein.

(b)

The Company is entering into the Administrative Services Agreement with the Administrative Agent, pursuant to which certain administrative functions are delegated to the Administrative Agent, which Administrative Agent may further delegate any such functions to a sub-administrator with Prior Approval. The Administrative Services Agreement is hereby approved by Prior Approval, provided that material amendments thereto are subject to Prior Approval. The function of the Administrative Agent shall be non-discretionary and administrative only. The Company shall provide the Members with copies of all notices to the Company from the Administrative Agent.

Section 6.02Powers.

(a)	Subject to matters requiring Approval and Prior Approval, the business and affairs of the Company shall be managed the Members.
(b)

Subject to matters requiring Approval and Prior Approval, the Members shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Members have the authority to bind the Company.

Section 6.03Meetings, Voting. The Members may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Members may be held without notice at such time and at such place as shall from time to time be determined by the Members. Special meetings of the Members may be called by a Member on not less than one day’s notice to each Member by telephone, facsimile, mail, telegram, email or any other means of communication, and special meetings shall be called by a Member in like manner and with like notice upon the written request of any one or more of the Members. Except as otherwise provided by the Certificate of Formation, this Agreement or the Act, all actions by the Members will require the unanimous approval of the Members. Any action required or to be taken at any meeting of the Members may be taken without a meeting if all Members consent thereto in writing (including, without limitation, be email), and the writing or writings are filed with the minutes of proceedings of the Members.

Section 6.04Electronic Communications. Members may participate in meetings of Members, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.05Duties of Members. Each Member, in managing the business or affairs of the Company, will act: (i) in a manner he believes in good faith to be in the best interests of the Company and (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  Except for the implied contractual covenant of good faith and fair dealing under applicable Delaware law, no Member has any other duty to the Company, any Member or any other person that is a party to or is otherwise bound by this Agreement.To the extent that, at law or in equity, a Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, the Member acting in good faith pursuant to the terms of this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Members.

Section 6.06Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member or any other Person delegated by Approval, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section shall not be deemed to limit the liabilities and obligations of such Person to seek Approval as set forth in this Agreement.

Section 6.07Members’ Outside Transactions; Investment Opportunities; Time and Attention.

(a)

Each Member shall devote such time and effort as is reasonably necessary to diligently administer the activities and affairs of the Company, but shall not be obligated to spend full time or any specific portion of their time to the activities and affairs of the Company.

(b)

The investment adviser of Owl Rock and its Affiliates may manage or administer other investment funds and other accounts with similar or dissimilar mandates, and may be subject to the provisions of the 1940 Act, including, without limitation, Section 57 thereof, and the U.S. Investment Advisers Act of 1940, as amended, and the rules, regulations and interpretations thereof, with respect to the allocation of investment opportunities among such other investment funds and other accounts.

(c)

Subject to the foregoing provisions of this Section 6.07 and other provisions of this Agreement,the Administrative Agent, each of the Members and each of their respective Affiliates and their respective owners, principals, shareholders, members, directors, officers, employees and agents may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including, without limitation, the formation and management of other investment funds with or without the same or similar purposes as the Company, and the ownership of and investment in assets, and neither the Company nor any other Member shall have any right in or to any such activities or the income or profits derived therefrom. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, the Members acknowledge the fact that each Member and its respective Affiliates invest directly and indirectly with third parties from time to time in all manner of investments and transactions, some of which may be considered competitive with the Company and which investments require time and effort of the staff of the Member and its Affiliates. In connection therewith, it is expressly agreed that in no event shall it be considered a violation of this Agreement (whether under Section 6.09(a) with respect to time devotion or under any other section herein with respect to investment allocations or otherwise) for a Member or any of its Affiliates or their respective owners, principals, shareholders, members, directors, officers, employees and agents to continue to engage in such investments and transactions nor shall the provisions of this Agreement in any way limit or prohibit any future investments or transactions by a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents directly or with third parties or in any way constrain the ability of a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents to manage and invest their assets.

Section 6.08Indemnification.

(a)

Subject to the limitations and conditions as provided in this Section 6.08, each Member and its employees, directors, officers, owners, principals, shareholders, members, and partners who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (other than any of the foregoing between the two Members, hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, of a Person of which the Person is the legal representative, is or was an officer or representative or agent of the Company, a Member or an employee, director, officer, owner, principal, shareholder, member, or partner, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all liabilities and expenses (including, without limitation, judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), losses, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees)) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Harm”), unless such Harm shall have been primarily the result of gross negligence, fraud or intentional misconduct by the Person seeking indemnification hereunder, in which case such indemnification shall not cover such Harm to the extent resulting from such gross negligence, fraud or intentional misconduct. Indemnification under this Section 6.08 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.08 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.08 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. To the fullest extent permitted by law, no Person entitled to indemnification under this Section 6.08 shall be liable to the Company or any Member for any act or omission performed or omitted by or on behalf of the Company; provided that such act or omission has not been fully adjudicated to constitute fraud, willful misconduct or gross negligence. In addition, any Person entitled to indemnification under this Section 6.08 may consult with legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that such Person acted or refrained from acting in good faith in reliance upon the opinion or advice of such counsel and such Person provided such counsel all material facts.

(b)

The right to indemnification conferred in Section 6.08(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person entitled to be indemnified under Section 6.08(a) who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by such Person to repay all amounts so advanced if it shall be finally adjudicated that such indemnified Person is not entitled to be indemnified under this Section 6.08 or otherwise.

(c)

The right to indemnification and the advancement and payment of expenses conferred in this Section 6.08 shall not be exclusive of any other right that a Member or other Person indemnified pursuant to this Section 6.08 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

(d)

The indemnification rights provided by this Section 6.08 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person indemnified pursuant to this Section 6.08.

Section 6.09Tax Matters Member; Partnership Representative

(a)

For Periods prior to December 31, 2017, Owl Rock shall be the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code (in that capacity, the “Tax Matters Member”). The provisions of Section 6.08(a) shall apply to all actions taken on behalf of the Members by the Tax Matters Member in its capacity as the Company’s tax matters partner. The Tax Matters Member shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the tax matters partner of the Company. The Tax Matters Member shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Tax Matters Member on behalf of the Company as Tax Matters Member shall be reimbursed by the Company. In the event the Tax Matters Member receives notice of a final Company adjustment under Section 6223(a) of the Code, it shall either (i) file a court petition for judicial review of that final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Members on the date the petition is filed, or (ii) mail a written notice to all Members within that period that describes its reasons for determining not to file a petition. Each Member shall be a “notice partner” within the meaning of Section 6231(a)(8) of the Code. For the avoidance of doubt, the Tax Matter Member shall not take any action requiring Approval or Prior Approval prior to Approval or Prior Approval, as applicable, being obtained.

(b)

For periods after December 31, 2017, Owl Rock shall designate a natural person to serve as the “partnership representative” within the meaning of as provided in Section 6223 of the Code (and any similar provisions under any applicable state or local or foreign tax laws) (the “Partnership Representative”).  The provisions of Section 6.08(a) shall apply to all actions taken on behalf of the Members by the Partnership Representative in its capacity as the Company’s partnership representative for any period after December 31, 2017. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the partnership representative of the Company. The Partnership Representative shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Partnership Representative on behalf of the Company as Partnership Representative shall be reimbursed by the Company. In the event the Partnership Representative receives notice of a final Company adjustment under Section 6231 of the Code, it shall either (i) file a court petition for judicial review of that final adjustment within the period provided under Section 6234(a) of the Code, a copy of which petition shall be mailed to all Members on the date the petition is filed, or (ii) mail a written notice to all Members within that period that describes its reasons for determining not to file a petition. The Partnership Representative shall use commercially reasonable efforts to provide each Member with the same information such Member would be entitled to receive for periods prior to December 31, 2017 if such Member were a “notice partner” within the meaning of Section 6231(a)(8) of the Code as in effect for such prior period. In the event any adjustment to any item of income, gain, loss, deduction or credit of the Partnership, or any Partner’s distributive share thereof, for a “reviewed year” (as defined in Code Section 6226(d)(1)) that would result in an imputed underpayment of the Company under Code Section 6225, each of the Company (including the Partnership Representative and each Member of the Company for the reviewed year) agrees to timely take all actions under Code Section 6225(c) (and any Treasury Regulations or other IRS guidance issued thereunder) necessary (including filing amended tax returns) to eliminate such imputed underpayment. Any amount of tax (including interest and penalties) paid by the Company as a result of an imputed underpayment shall be treated as a withholding of tax for purposes of Section 5.03. For the avoidance of doubt, the Partnership Representative shall not take any action requiring Approval or Prior Approval prior to Approval or Prior Approval, as applicable, being obtained.

Article VII.TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS

Section 7.01Transfers by Members.

(a)

Other than with respect to the sale and transfer of the interest of a Defaulting Member in accordance with Section 3.02, the interest of a Member may not be transferred or assigned without Prior Approval and may not be pledged or otherwise hypothecated without Prior Approval. In addition, other than in accordance with the preceding sentence, the interest of a Member may not be assigned without first offering the other Member a right of first refusal to purchase the interest as set forth in Section 7.01(f). Notwithstanding the foregoing, without Approval or the offering of such right of first refusal, any Member may assign its entire interest to an Affiliate of such Member, if the assignor remains liable for its Capital Commitment. No assignment by a Member shall be binding upon the Company until the Company receives an executed copy of such assignment, which shall be in form and substance satisfactory to the other Member, and any assignment pursuant to this Section 7.01(a) shall be subject to satisfaction of the conditions set forth in Section 7.01(e).

(b)

Any Person which acquires a Company interest by assignment in accordance with the provisions of this Agreement shall be admitted as a substitute Member only upon approval of the non-transferring Member. The admission of an assignee as a substitute Member shall be conditioned upon the assignee’s written assumption, in form and substance satisfactory to the other Member, of all obligations of the assignor in respect of the assigned interest and execution of an instrument satisfactory to the other Member whereby such assignee becomes a party to this Agreement.

(c)

In the event any Member shall be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Member, the legal representative of such Member shall, upon written notice to the other Member of the happening of any of such events and satisfaction of the conditions set forth in Section 7.01(e), become an assignee of such Member’s interest, subject to all of the terms of this Agreement as then in effect.

(d)

Any assignee of the interest of a Member, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor.

(e)	As additional conditions to the validity of any assignment of a Member’s interest, such assignment shall not:

(i)

cause the securities issued by the Company to be required to be registered under the registration provisions of the U.S. Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction,

(ii)

cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the 1940 Act, and the rules and regulations of the SEC thereunder,

(iii)	result in the termination of the Company under the Code or in the Company being classified as a “publicly traded partnership” under the Code,
(iv)

unless the other Member waives in writing the application of this clause (iv) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an ERISA Plan, or

(v)	cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable Investor Laws.

The non-assigning Member may require reasonable evidence as to the foregoing, including, without limitation, an opinion of counsel reasonably acceptable to the non-assigning member. Any purported assignment as to which the conditions set forth in the foregoing clauses (i) through (v) are not satisfied shall be void ab initio. An assigning Member shall be responsible for all costs and expenses incurred by the Company, including, without limitation, reasonable legal fees and expenses, in connection with any assignment or proposed assignment.

(f)

Except for assignments under the third sentence of Section 7.01(a) or with respect to sales or transfers pursuant to Section 3.02, each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first refusal to purchase all, but not less than all, of any interest in the Company that such assigning Member may propose to assign to another Person, at the same price and on the same terms and conditions as those offered to the prospective assignee.

(i)

Each Member proposing to make an assignment that is subject to this Section 7.01(f) must deliver a notice (a “Notice of Intent”) to the other Member not later than thirty (30) days prior to the proposed closing date of such assignment. The Notice of Intent shall contain the material terms and conditions (including, without limitation, price and form of consideration) of the proposed assignment and the identity of the prospective assignee.

(ii)

To exercise its right of first refusal under this Section 7.01(f), the Member receiving the Notice of Intent must deliver a notice to the selling Member within forty-five (45) days of receipt of such Notice of Intent (the “Acceptance Period”), stating that it elects to exercise its right of first refusal and, if applicable, providing the identity of any Person that the non-assigning Member designates as the purchaser.

(iii)

Following expiration of the Acceptance Period, the selling Member shall be free to assign interest in the Company to a third party in a Transfer (which third party shall be the party identified in the Notice of Intent, if known by the selling Member) that otherwise meets the requirements of this Section 7.01 on terms and conditions it deems acceptable (but at a price not less than the price and on terms not more favorable to the third-party purchaser than the price and terms stated in the Notice of Intent); provided that the sale takes place within sixty (60) days after the expiration of the Acceptance Period (the “Sale Period”). To the extent the selling Member assigns its interest in the Company during the Sale Period, the selling Member shall promptly notify the Company, and the Company shall promptly notify the other Member, as to the terms of the assignment and the name of each of the owners to whom the interest was assigned. If no assignment occurs during the Sale Period, then any attempted assignment of the interest shall again be subject to the right of first offer set forth in this Section 7.01(f) and the procedures of this Section 7.01(f) shall be repeated de novo.
(g)

Notwithstanding anything in this Agreement to the contrary, each Member acknowledges and agrees that in the event such Member is entitled to transfer its interest from the Company, prior to the effectiveness of such transfer, such Member shall be obligated to fund such Capital Contributions as may be required under the terms of the Facility as a result of such transfer; provided, that in no event shall any amounts funded by such Member exceed its uncalled Capital Commitment.

Section 7.02Withdrawal by Members.

Members may withdraw from the Company only as provided by this Agreement.

(a)

Notwithstanding any provision contained herein to the contrary, if a Member shall obtain an opinion of counsel to the effect that, as a result of the other Member’s ownership of an interest in the Company, the Company would be required to register as an investment company under the 1940 Act, such other Member shall, upon written notice from such first Member, withdraw from or reduce (in accordance with the provisions of clause (c) below) its interest in the Company (including its Capital Commitment) to the extent such first Member has determined, based upon such opinion of counsel, to be necessary in order for the Company not to be required to so register. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.02(a), but in no event later than ten (10) business days after such request.

(b)

Notwithstanding any provision herein to the contrary, if a Member breaches such Member’s obligation under the immediately following sentence, or if the other Member shall obtain an opinion of counsel to the effect that any contribution or payment by a Member to the Company would cause the Company or the other Member to be in violation of, or to the effect that such Member is in violation of, the United States Bank Secrecy Act, the United States Money Laundering Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act or any other law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time (collectively, “Investor Laws”), such Member shall, upon written notice from the other Member, withdraw from the Company in accordance with the provisions of clause (c) below. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.02(b), but in no event later than ten (10) business days after such request.

(c)

If a Member partially withdraws its interest in the Company pursuant to this Section 7.02, it shall receive, in full payment for such withdrawn interest from cash and cash equivalents available for distribution pursuant to Article V (and subject to the proviso in Section 5.01(b)(iii) if then applicable to such Member is the obligor with respect to an outstanding Default Loan), the sum of the portion of the Capital Account attributable to such withdrawn interest (adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.05). If a Member withdraws its entire interest in the Company pursuant to this Section 7.02, then, subject to Section 8.02(b), the Company shall dissolve as provided by Article VIII.

Article VIII.TERM, DISSOLUTION AND LIQUIDATION OF COMPANY

Section 8.01Term. Except as provided in Section 8.02, the Company shall continue without dissolution until all Investments are liquidated by the Company.

Section 8.02Dissolution.

(a)	The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:
(i)	the expiration of the term of the Company determined pursuant to Section 8.01;
(ii)	distribution of all assets of the Company;
(iii)	the full withdrawal of a Member of the Company pursuant to Section 7.02;
(iv)

a bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, at the election of the other Member by providing written notice of such election; or

(v)

a default under Section 3.02 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.02, at the election of the other Member by providing written notice of such election;

(vi)

a determination by the SEC to subject Owl Rock’s participation in the Company to an accounting or reporting treatment or other consequence which Owl Rock, in its sole discretion, determines to be materially adverse to it, or a change by the SEC of its approval of Owl Rock’s interest in the Company or the terms of such approval or its conclusions regarding the accounting or reporting treatment or other consequence which Owl Rock, in its sole discretion, determines to be materially adverse to it, in each case at the election of Owl Rock by providing written notice of such election to the other Member;

(vii)	the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 8.03, as modified by said decree, shall govern the winding up of the Company’s affairs; or
(viii)

a written notice by a Member to the other Member to dissolve the Company, which notice shall become effective as stated therein but no less than ninety (90) days after delivery (unless the other Member waives the notice requirement).

(b)

Notwithstanding Section 8.02(a), and subject to applicable law, the Company shall not be required to wind up, dissolve or terminate if any such action would cause the Company or any wholly-owned Financing Subsidiary to violate any law or contract applicable to any such Person.

Section 8.03Wind-down.

(a)

Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted and supervised by the Members in the same manner provided by Article VI with respect to the operation of the Company during its term; provided that in the case of a dissolution and winding up of the Company pursuant to Section 8.02(a)(iii) or Section 8.02(a)(iv), the Member that elects such dissolution and winding up may elect further (subject to all of the provisions of this Agreement), by written notice to the other Member, to exercise as liquidating agent all of the rights, powers and authority with respect to the assets and liabilities of the Company in connection with the liquidation of the Company, to the same extent as the Members would have during the term of the Company.

(b)

From and after the date on which an event set forth in Section 8.02(a) becomes effective, the Company shall cease to make Investments after that date, except for Investments permitted pursuant to clauses (ii) through (vii) of Valid Company Purposes. Capital calls against the Capital Commitment of the Members shall cease from and after such effective date; provided that capital calls against the Capital Commitment of the Members may continue to fund all items in clauses (ii) through (vii) of Valid Company Purposes. Subject to the foregoing, the Members shall continue to bear an allocable share of Expenses and other obligations of the Company until all Investments in which the Company participates (including through any applicable Financing Subsidiaries) are repaid or otherwise disposed of in the normal course of the Company’s activities.
(c)

Distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Approval (or in the event of a dissolution and winding up of the Company pursuant to Section 8.02(a)(iii) or Section 8.02(a)(iv), by a Member that has elected to act as liquidating agent pursuant to Section 8.03(a)), to fund Investments in which the Company continues to participate, Expenses and all other obligations (including without limitation contingent obligations) of the Company (each as set forth in the immediately preceding paragraph). Unless waived by Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering such year. Except as otherwise provided herein, a Member shall remain a member of the Company until all Investments in which the Company participates are repaid or otherwise disposed of, all equity interests of the Company in each Financing Subsidiary are redeemed or such Financing Subsidiary is dissolved, the Member’s allocable share of all Expenses and all other obligations (including without limitation contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement. Notwithstanding the foregoing, in case of the dissolution and winding up of the Company, and subject to this Section 8.03, distributions may be made in-kind, or a combination of cash and assets (including any debt or equity held by the Company in any Financing Subsidiary), as the Members or liquidating agent may select in its sole and absolute discretion provided that any distribution-in-kind shall not cause a breach by the Company or any Financing Subsidiary of any applicable law or contract. In the event of any distributions in-kind, the assets to be distributed will be valued pursuant to the valuation procedures set forth herein.

(d)

Upon dissolution of the Company, final allocations of all items of Company Profit and Loss shall be made in accordance with Section 4.02. Upon dissolution of the Company, the assets of the Company shall be applied in the following order of priority:

(i)

To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including, without limitation, to establish any reasonable reserves which the Members may, in their reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company and to establish any reasonable reserves with respect to amounts the Company may pay or contribute in connection with Financing Subsidiaries;

(ii)

To creditors who are Members in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment of those liabilities), including to establish any reasonable reserves which the Members may by Approval, in their reasonable judgment, deem necessary or advisable for any contingent, conditional, or unmatured liability of the Company and to establish any reasonable reserves with respect to amounts the Company may pay or contribute in connection with Financing Subsidiaries;

(iii)	To establish any reserves which the Members may, in their reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company to Members; and
(iv)	The balance, if any, to the Members in accordance with Section 5.01(b).
(e)

Notwithstanding the foregoing, upon the occurrence of an event described in Section 8.02(a)(iii), (iv) or (v), the Member that may elect a dissolution and winding up (such Member, the “Electing Member”) may elect alternatively, by written notice (the “Election to Purchase”) to the other Member, for a period of fifteen (15) days following the occurrence of that event, to purchase all of the other Member’s interest in the Company or to designate a third party to effect the purchase. Other than in connection with a sale or transfer of the interest of a Defaulting Member pursuant to Section 3.02, the purchase price for such interest shall be payable in cash within ninety (90) days after the Election to Purchase is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the

Company as determined as of the date of the last valuation pursuant to Section 9.05; provided, however, that to the extent any amounts are owed by the other Member to a non-Defaulting Member with respect to a Default Loan, any purchase price that would otherwise be payable to such other Member under this section shall instead first be paid to the non-Defaulting Member pursuant to the terms of Section 3.02(b)(iii) hereof until each such Default Loan (and any interest thereon) has been repaid in full with the remainder thereof, if any, payable to such other Member. After such purchase, the other Member shall no longer be a member of the Company, and the Member that has elected to purchase the other Member’s interest may dissolve or continue the Company as it may determine.  Each Member hereby agrees to sell all of its interest in the Company to the Electing Member or the third party designated by the Electing Member at that price if the Election to Purchase is timely exercised by the Electing Member. If the Electing Member does not exercise the Election to Purchase within the 15-business day period set forth in this Section 8.02(e) or if the Electing Member or its third-party designee does not purchase the other Member’s Entire Interest within ninety (90) days after the Election to Purchase is delivered to the other Member, then the Election to Purchase shall terminate, and (i) in the case of a full withdrawal by a Member under Section 8.02(a)(iii), the other Member shall withdraw its entire interest in the Company pursuant to Section 7.02, and the Company shall terminate as provided by Article VIII or (ii) in the case of the occurrence of an event described Section 8.02(a)(iv)-(vii), the Electing Member shall retain the option to elect the dissolution of the Company pursuant to Section 8.02(a), as applicable. After any purchase pursuant to an Election to Purchase, the other Member shall no longer be a member of the Company, and the Electing Member or third party designee of the Electing Member that has consummated the purchase may dissolve or continue the Company as it may determine.

(f)

In the event that an audit or reconciliation relating to the fiscal year in which a Member receives a distribution under this Section 8.03 reveals that such Member received a distribution in excess of that to which such Member was entitled, the Company or the other Member may, in its discretion, seek repayment of such distribution to the extent that such distribution exceeded what was due to such Member.

(g)

Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member’s share thereof. Upon compliance with the distribution plan set forth in this Section 8.03, the Members shall cease to be such, and either Member may execute, acknowledge and cause to be filed a certificate of cancellation of the Company.

Article IX.ACCOUNTING, REPORTING AND VALUATION PROVISIONS

Section 9.01Books and Accounts.

(a)

Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. Such books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Capital Accounts for financial reporting purposes and for purposes of this Agreement shall be maintained in accordance with Section 4.01, and for U.S. federal income tax purposes the Members shall cause the Administrative Agent to maintain the Members’ Capital Accounts in accordance with the Code and applicable Treasury Regulations. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrative Agent have access to, and may inspect, such books and accounts and any other records of the Company for any purpose reasonably related to its interest in the Company.

(b)

All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts or with such custodian, and assets owned by the Company may be deposited with such custodian, as may be designated by Approval from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as may be designated by Approval from time to time.

Section 9.02Financial Reports; Tax Return.

(a)

The Company shall engage an independent certified public accountant selected and approved by Approval to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year, commencing for the 2017 fiscal year. As soon as practicable, but no later than one hundred twenty (120) days, after the end of such fiscal year, the Members shall cause the Administrative Agent to deliver, by any of the methods described in Section 10.07, to each Member and to each former Member who withdrew during such fiscal year:

(i)

audited financial statements of the Company as at the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant, which annual financial statements shall be approved by Prior Approval;

(ii)	a statement of holdings of assets of the Company, including both the cost and the valuation of such assets as determined pursuant to Section 9.05, and a statement of such Member’s Capital Account;
(iii)

a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year provided that, to the extent that the requisite information is not available within such 120 day period, the Company will provide the items required by this Section 9.02(a)(iii) as soon as reasonably practicable thereafter; and

(iv)

such other financial information and documents respecting the Company and its business as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company, to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns.

(b)

The Members shall cause the Administrative Agent to prepare and timely file after the end of each fiscal year of the Company all federal and state income tax returns of the Company for such fiscal year.

(c)

As soon as practicable, but in no event later than sixty (60) days, after the end of each of the first three fiscal quarters of a fiscal year, the Members shall cause the Administrative Agent to prepare and deliver, by any of the methods described in Section 10.07, to each Member (i) unaudited financial information with respect to such Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of assets of the Company as to which such Member participates, including both the cost and the valuation of such assets as determined pursuant to Section 9.05, (iii) unaudited primary financial statements, including a balance sheet and statement of income but excluding notes to financials and related disclosures, and (iv) such other financial information as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company or to comply with regulatory requirements applicable to it.

Section 9.03Tax Elections. The Members intend that the Company will be classified as a partnership for U.S. federal income tax purposes and, without Prior Approval, no person shall take any action inconsistent with such treatment, including filing an election to cause the Company to be classified as an association taxable as a corporation for U.S. federal tax purposes.  Except as provided in the preceding sentence, the Company may, by Approval, but shall not be required to, make any election pursuant to the provisions of Section 754 or 1045 of the Code, or any other election required or permitted to be made by the Company under the Code.

Section 9.04Confidentiality.

(a)

Each Member agrees to maintain the confidentiality of the Company’s records, reports and affairs, and all information and materials furnished to such Member by the Company, any Financing Subsidiary, any other Member, Owl Rock’s investment adviser, the Administrative Agent or their Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information with respect to Portfolio Companies), without the express prior written consent of the disclosing party; provided, that each Member may disclose (x) any such information as may be required by law in connection with the filing of any periodic reports under the U.S. Securities Exchange Act of 1934, as amended; any registration statements under the U.S. Securities Act of 1933, as amended or any other filings made with the SEC and (y) the names of borrowers of loans made by the Company and summaries of such loan transactions in any marketing materials (including tombstone ads) in connection with any offering of such Member’s common shares; provided, further that any Member may provide financial statements, tax returns and other information contained therein (i) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member) as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein, (ii) to potential transferees of such Member’s Company interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company, (iii) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief, (iv) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; (v) as required or advisable to obtain financing directly by the Company or by a Financing Subsidiary or as required or permitted to be disclosed under any related offering or transaction documents; and (vi) in order to enforce rights under this Agreement. Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (a) information generally known to the public; (b) information obtained by a Member from a third party who is not prohibited from disclosing the information; (c) information in the possession of a Member prior to its disclosure by the Company, a Financing Subsidiary, another Member, Owl Rock’s investment adviser, the Administrative Agent or their Affiliates; or (d) information which a Member can show by written documentation was developed independently of disclosure by the Company, a Financing Subsidiary, another Member, Owl Rock’s investment adviser, the Administrative Agent or their Affiliates. Without limitation to the foregoing, no Member shall engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from the Company, a Financing Subsidiary, another Member, Owl Rock’s investment adviser, the Administrative Agent or their Affiliates.

(b)

Other than with respect to information that Regents is required to disclose pursuant to the Disclosure Laws (as in effect on the date hereof) and only to the extent permitted by applicable law, and notwithstanding the provisions of this Article IX other than Section 9.04(d), each of the Company, a Financing Subsidiary, a Member, Owl Rock’s investment adviser, the Administrative Agent or any of their Affiliates may, in its reasonable discretion, keep confidential from any Member information to the extent such Person reasonably determines that: (i) disclosure of such information to such Member likely would have a material adverse effect upon the Company, a Financing Subsidiary or a Portfolio Company due to an actual or likely conflict of business interests between such Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Company, a Financing Subsidiary, a Member, Owl Rock’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company; or (ii) such Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon the Company, a Financing Subsidiary, a Member, Owl Rock’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company; provided that, for the avoidance of doubt the authority to keep information confidential from Regents shall not apply to information that Regents is required to disclose pursuant to the Disclosure Laws.  In the event that any information is withheld from a Member pursuant to this Section 9.04(b), each of the Company, a Financing Subsidiary, a Member, Owl Rock’s investment adviser, the Administrative Agent or any of their Affiliates will (x) promptly notify such Member of such withholding of information, and (y) use reasonable best efforts to cooperate with such Member in determining an alternate method in which such information may be disclosed to such Member.  Notwithstanding the foregoing, each of the Company, a Member, the Administrative Agent or any of their Affiliates shall promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened Proceeding in connection with the activities or operations of the Company.

(c)

Each Member: (i) acknowledges that the Company, another Member, Owl Rock’s investment adviser, the Administrative Agent, its Affiliates, and their respective direct or indirect members, members, managers, officers, directors and employees are expected to acquire confidential third-party information (e.g., through Portfolio Company directorships held by such Persons or otherwise) that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Company or the Member; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to the Company or the Member.

(d)

The Company and Owl Rock acknowledge that Regents is subject to (i) California Public Records Act (Cal. Govt. Code § 6250 et seq. (the “CPRA”)), which provides generally that all records relating to a public agency’s business are open to public inspection and copying unless exempted under the CPRA, (ii) the Bagley-Keene Open Meetings Act (Cal. Govt. Code §11120 et seq.) (the “Open Meetings Act”), which provides generally for open meetings for state agencies, subject to certain exemptions, including for investment decision considerations, and (iii) the fee disclosure law (Cal. Govt. Code §7514.7) (the “Fee Disclosure Law,” and together with the CPRA and the Open Meeting Act, the “Disclosure Laws”) which provides generally that any alternative investment vehicle in which public investment funds invest must make certain disclosures regarding fees and expenses that the public investment fund pays directly to the alternative investment vehicle, the fund manager or related parties, and such fees and expenses are required to be disclosed by the public investment funds at least once annually at meetings open to the public.  The Company and Owl Rock acknowledge and agree that Regents may, (A) without consent from the Company or Owl Rock and (B) other then as set forth in the next sentence, without notice to the Company or Owl Rock, disclose any information regarding its investment in the Company to the extent and in whatever manner Regents in good faith determines disclosure is required by the Disclosure Laws or other applicable law or regulation. If Regents receives a request for information pursuant to the Disclosure Laws or other applicable law or regulation that (x) relates specifically to the Company or (y) would require the disclosure of specific information relating to the Company or Regents’ investment in the Company (which, for the avoidance of doubt, will not include a request for aggregated information about Regent’s investments generally that does not require that the Company be specifically named), Regents will give the Company written notice of such request including, but not limited to, providing a description of the requested materials, the identity and contact information of the person, entity or agency making the request and by identifying the forum, if any, in which the materials are sought or the law or regulation pursuant to which such materials are sought so that the Company may seek, at its own cost and expense, an appropriate order or other remedy protecting its confidential information from disclosure if it deems necessary, and Regents will provide the Company with a reasonable period of time (up to the maximum period of time permitted by law) to seek an appropriate order or remedy before Regents  produces any confidential information in response to such request or requirement.

(e)

The disclosure of items set forth in Sections 9.04(d) above and disclosure of any other information pursuant to the requirements of the Disclosure Laws will not be considered a breach under this Agreement.  Notwithstanding anything in this Agreement to the contrary, neither the Company nor Owl Rock shall make any claim against Regents if Regents makes available to the public (i) any of the information set forth in Sections 9.04(d) or (ii) any report, notice or other information Regents receives from the Company or any other Affiliate that is required to be made public pursuant to Disclosure Laws or court order.  With respect to any disclosure or anticipated disclosure of information in response to a disclosure request made pursuant to the Disclosure Laws, Regent’s sole obligation under this Agreement shall be to satisfy its legal requirements and obligations under the Disclosure Laws. If such request is made other than pursuant to the Disclosure Law, Regents shall be required to notify Owl Rock following Regents’ receipt of a request for information, provided that Regents shall provide such notice in the case of information disclosed at an open meeting under Open Meetings Act within a reasonable period time after such meeting, and (x) relates specifically to the Company or (y) would require the disclosure of specific information relating to the Company or Regents’ investment in the Company (which, for the avoidance of doubt, will not include a request for aggregated information about Regent’s investments generally that does not require that the Company be specifically named), in which case Regents will give the Company written notice of such request including, but not limited to, providing a description of the requested materials, the identity and contact information of the person, entity or agency making the request and by identifying the forum, if any, in which the materials are sought or the law or regulation pursuant to which such materials are sought so that the Company may seek, at its own cost and expense, an appropriate order or other remedy protecting its confidential information from disclosure if it deems necessary, and Regents will provide the Company with a reasonable period of time (up to the maximum period of time permitted by law) to seek an appropriate order or remedy before Regents  produces any confidential information in response to such request or requirement. In addition, Regents agrees to notify (to the extent such notification does not conflict with the Disclosure Laws) Owl Rock in advance if Regents intends to disclose any information described in §6254.26(a) of the CPRA or pursuant to the Open Meetings Act (and such information is not already in the public domain).  Owl Rock agrees to provide to Regents the information set forth in Section 9.04(d) upon a request from Regents.

(f)

Notwithstanding any other provision of this Agreement, Owl Rock shall in no event withhold from Regents any information relating to the Company (including without limitation, unredacted financial statements and Regents’ fair market value capital account information), which information will be delivered to Regents in paper format (or downloadable, printable electronic format).

(g)

Any confidentiality agreement that a Member may be required to agree to in order to access any website maintained by the Company for the purpose of making certain documents available or delivering notices to the Members under this Agreement shall be subject to the confidentiality provisions of this Agreement.

(h)

Each Member acknowledges that the United States securities laws restrict (i) the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities, and (ii) the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. To the extent that any information disclosed to a Member hereunder constitutes material, non-public information, such Member agrees to refrain from trading in the securities of the party or parties to which such information relates until such time as no violation of the applicable securities laws would result from such securities trading.

Section 9.05Valuation.

(a)

Valuations shall be made as of the end of each fiscal quarter, upon the occurrence of a capital call from Owl Rock to its shareholders, and upon liquidation of the Company (each a “Valuation Date”) in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with Owl Rock’s valuation guidelines then in effect):

(i)

Within 5 business days of a Valuation Date, the Administrative Agent shall deliver to the Members the recommended valuation as of such date, and provide such Persons with a reasonable opportunity to request information and to provide comments with respect to the information.

1)

For all investments in which a pricing feed or broker quote is available, such fair value shall be determined by the bid side of such pricing feed or broker quote (average of bid side if multiple); and

2)	For all investments in which a pricing feed or broker quote is not available, such fair value shall be determined by an Independent Valuation Firm retained by the Company with Prior Approval.
(ii)	When the recommended valuation as of such date is approved by Prior Approval, then the valuation that has been approved shall be final.
(iii)

Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs.

(iv)

No value shall be assigned to the Company name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b)

All valuations shall be made in accordance with the foregoing shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by the Independent Valuation Firm shall be at the Company’s expense, including the costs of any third party pricing services.

Article X.MISCELLANEOUS PROVISIONS

Section 10.01Power of Attorney.

(a)	Each Member irrevocably constitutes and appoints Owl Rock the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any of the following:
(i)

Any certificate or other instrument which may be required to be filed by the Company under the laws of the United States, the State of Delaware, or any other jurisdiction; provided that no such certificate or instrument shall have the effect of amending this Agreement other than as permitted hereby; and

(ii)	Any amendment or modification of any certificate or other instrument referred to in this Section 10.01.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity and assignment by such Member of its interest in the Company; provided, however, that if a Member shall assign all of its interest in the Company and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Member, such power of attorney shall survive such assignment only for the purpose of enabling each attorney-in-fact to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution and provided further that such power of attorney shall terminate upon the bankruptcy of the Member.

(b)

Each Member irrevocably constitutes and appoints the other Member the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any agreement, document, certificate or other instrument in connection with the sale and transfer of such Member’s interest in the Company pursuant to Section 3.02 by the other Member.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and (i) shall survive death, legal incapacity, bankruptcy, termination and dissolution by such Member of its interest in the Company, (ii)  shall survive the delivery of an assignment by the Member of the whole or any portion of such Member’s interest in the Company, except that where the assignee thereof has been approved as a substituted Member of the Company, and (iii) shall terminate upon the bankruptcy of Owl Rock.

Section 10.02Determination of Disputes. Any dispute or controversy among the Members (other than a suit brought against a Defaulting Member) arising in connection with (i) this Agreement or any amendment hereof, (ii) the breach or alleged breach hereof, (iii) the actions of any of the Members, or (iv) the formation, operation or dissolution and liquidation of the Company, shall be determined by a court in San Francisco, California.

Section 10.03Certificate of Formation; Other Documents. The Members hereby approve and ratify the filing of the Certificate of Formation on behalf of the Company. The Members agree to execute such other instruments and documents as may be required by law or which a Member deems necessary or appropriate to carry out the intent of this Agreement; provided that a Member shall not be required to execute any instrument or document that is adverse to such Member. Each Member further agrees to deliver, if requested by the Company for provision to a third-party lender, (i) its most recent financials; (ii) a certificate confirming the remaining amount of its uncalled Capital Commitment; (iii) an investor letter and authority documentation relating to its entry into its this Agreement, and such other instruments as the Company or such lender may reasonably require in order to effect any such borrowings by the Company or any of its Affiliates; provided that any such letter, document or instrument is reasonably acceptable to such Member.

Section 10.04Force Majeure. Whenever any act or thing is required of the Company or a Member hereunder to be done within any specified period of time, the Company and the Member shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including, without limitation, bank holidays, and actions of governmental agencies, and excluding, without limitation, economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any such act or thing.

Section 10.05Applicable Law This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 10.06Waivers.

(a)

No waiver of the provisions hereof shall be valid unless in writing and then only to the extent therein set forth. Any right or remedy of the Members hereunder may be waived by Approval, and any such waiver shall be binding on all Members. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

(b)	Except as otherwise provided in this Agreement, any approval or consent of the Members may be given by Approval, and any such approval or consent shall be binding on all Members.

Section 10.07Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or sent by electronic mail, overnight courier or facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 2.03; and if intended for any Member, to the address of such Member set forth on the Company’s records, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, (iii) if sent by overnight courier or facsimile transmission, on the date on which received or (iv) if sent by electronic mail, on the date on which received or on the next business day if the date received is either not a business day or the electronic mail was received after 5:00pm local time at the address of the recipient; provided that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

Section 10.08Construction.

(a)	The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.
(b)

As used herein, the singular shall include the plural (and vice versa), the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

(c)	The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(d)	References in this Agreement to Articles, Sections and Schedules are intended to refer to Articles, Sections and Schedules of this Agreement unless otherwise specifically stated.

(e)

Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party hereto, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party hereto. Notwithstanding the foregoing, the lenders under a Facility are express, intended third-party beneficiaries hereof, entitled to enforce the provisions of Section 3.01 in their own name in accordance with the terms governing such Facility.

(f)

References to any Person includes such Person’s successors (including any successor by merger, consolidation, conversion or acquisition of all or substantially all of such Person’s assets) and assigns provided that, if restricted by this Agreement, only if such successors and assigns are permitted hereunder.

(g)	Reference to day or days without further qualification means calendar days.
(h)

References to any agreement, document or instrument means such agreement, document or instrument, together with all schedules, exhibits and annexes thereto, in each case as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof.

(i)

References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect including those constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(j)	The term “including” shall mean “including without limitation.”

Section 10.09Amendments; Waivers.  This Agreement may be amended and the observance of any provisions may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

Section 10.10Legal Counsel. Owl Rock has engaged Eversheds Sutherland (US) LLP (“Company Counsel”), as legal counsel to the Company and Owl Rock. Moreover, Company Counsel has previously represented and/or concurrently represents the interests of the Company, Owl Rock and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. Each Member: (i) approves Company Counsel’s representation of the Company and Owl Rock in the preparation of this Agreement; and (ii) acknowledges that Company Counsel has not been engaged by any other Member to protect or represent the interests of such Member vis-à-vis the Company or the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members in connection with the preparation of this Agreement. In addition, each Member: (i) acknowledges the possibility of a future conflict or dispute among Members or between any Member or Members and the Company; and (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Company Counsel may be precluded from representing the Company and/or Owl Rock (or any equity holder thereof) in connection with any such conflict or dispute. Nothing in this Section 10.10 shall preclude the Company from selecting different legal counsel to represent it at any time in the future and no Member shall be deemed by virtue of this Section 10.10 to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein provided that any Member may otherwise waive such right.

Section 10.11Execution. This Agreement may be executed in any number of counterparts and all such counterparts together shall constitute one agreement binding on all Members.

Section 10.12Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

Section 10.13Severability. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

Section 10.14Computation of Time. In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday on which banks in New York are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such a legal holiday. Any reference to “business day” shall refer to any day which is not a Saturday, Sunday or such a legal holiday. Any references to time of day shall refer to New York time.

Section 10.15Entire Agreement. This Agreement, and any other agreements that may be entered into in connection with a Facility set forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein or in any such other agreement have been made to induce any party to enter into this Agreement.

Section 10.16ESG Policy.  Regents hereby notifies Owl Rock and the Company that Regents is a signatory to the UN Principles for Responsible Investment and considers environmental, social and governance factors (“ESG”) in its investment decision-making process.  Further, the Investor has adopted a policy on ESG (the “ESG Policy”), a copy of which Regents has provided to Owl Rock.  Such policy may be amended from time to time, and Regents may provide updates to such ESG Policy to Owl Rock from time to time.  As a result, Regents encourages Owl Rock to consider ESG in Owl Rock’s investment decision-making process; provided, however, that the parties hereto agree and acknowledge that nothing in this Section 10.16 shall prohibit, restrict or otherwise limit the Company from making any investment in any security or investment.

Section 10.17Non-ESG Companies: Tobacco Companies, Sudan Companies, Firearms Companies, Private Prisons Companies, Coal Companies, Oil Sands Companies. Regents hereby represents to the Company, and the Company understands, that Regents is a public entity recognized under Article IX, section 9 of the Constitution of the State of California.  Regents has advised the Company that, pursuant to a formal, written policy adopted by its governing board, it is prohibited from investing directly in tobacco companies, Sudan companies, firearms companies, private prison companies, coal companies or oil sands companies.  For purposes hereof, a “tobacco company” means any entity listed in the Bloomberg Industry Subgroup – Tobacco or the Bloomberg Issuer Industry – Tobacco; “Sudan company” means any company contained in Regent’s List of Restricted Issuers under the heading “Businesses with Significant Business Interests in the Sudan”; “firearms company” means any company contained in Regent’s List of Restricted Issuers under the heading "Certain Businesses that Manufacture Firearms"; “private prisons company” means any company contained in Regent’s List of Restricted Issuers under the heading “Businesses Operating Private Prisons in the United States”; “coal company” means any company contained in Regents' List of Restricted Issuers under the heading “Businesses Primarily Focused on Coal Mining/Extraction”; and “oil sands company” means any company contained in Regents' List of Restricted Issuers under the heading “Businesses Primarily Focused on Oil Sands Development and Production”.  The foregoing collectively are referred to herein as “non-ESG companies.”  The parties hereto agree and acknowledge that nothing in this Section 10.17 shall prohibit, restrict or otherwise limit the Company from making any investment, except as expressly provided in the immediately succeeding sentence. The Company shall not make an investment in a company that it knows to be a non-ESG company, or that, as of the date immediately following the completion of such investment, will be a non-ESG company. In the event that the Company has made an investment in a company that later becomes a non-ESG company, the Company shall provide Regents with written notice thereof, and if Regents so requests, the Company shall use commercially reasonable efforts to either (i) dispose of its interest in the Non-ESG Company, or (ii) assist Regents in finding a purchaser to acquire all of Regents’ interest in the Company.  In no event will the Company distribute to Regents the securities of any Non-ESG-Company.  The Company will not distribute the securities of any non-ESG company to Regents but, instead, shall sell such securities on behalf of, and remit the proceeds thereof to, Regents.

Section 10.18Publicity. Except as required by law, none of the Company, any Member or their respective Affiliates, shall disclose any relationship with Regents to persons or entities that are not Members, prospective Members, agents or representatives of the Company (including, without limitation, attorneys or accountants thereof).

The Person making such disclosure to any such attorney shall instruct such attorney not to use any non-public or confidential information about Regents obtained in connection with this Agreement or the operation of the Company on behalf of such attorney’s clients. For the avoidance of doubt, Regents acknowledges and agrees that Owl Rock will file this Agreement with the SEC.

Section 10.19Sovereign Immunity. The Company and each Member acknowledges that Regents is entitled to certain immunities, defenses, rights and actions with respect to tort claims arising out of Regents’ status as a sovereign state or entity and that Regents reserves all such immunities, defenses, rights or actions. No waiver of such immunities, defenses, rights or actions shall be implied or otherwise deemed to exist by Regents entering into this Agreement, by any express or implied provision thereof, or by any actions or omissions to act by Regents or any of its representatives or agents, whether taken or omitted to be taken pursuant to this Agreement or prior to Regents’ execution thereof; provided, however, that Regents agrees that, to the maximum extent permitted by law, Regents shall not assert any such immunities, defenses, rights or actions, and none of such immunities, defenses, rights or actions shall apply, with respect to Regent’s obligation to make Capital Contributions to the Company or to comply with any other contractual obligation under this Agreement and any amendments to this Agreement.

Section 10.20Opinions of Counsel. In any event in which this Agreement requires or permits a Member to deliver an opinion of legal counsel, the Company and each Member will accept an opinion from internal legal counsel of the Member.

Section 10.21Agreement to Keep Terms Confidential. Each of the parties hereto agrees that it will not, and that it will cause its respective agents and Affiliates to not, discuss the terms agreed to by the parties in connection with their respective investment in the Company, whether contained in this Agreement, or any other documents or conversations, with any person other than its officers, directors, affiliates, or attorneys, unless (a) required by applicable law or (b) the other parties hereto give their express written consent.  Further, the Company shall not authorize its attorney to use or refer to this Agreement for any purpose other than with its direct representation of the Company.  For the avoidance of doubt, each of the parties hereto agrees that obligations under this Section 10.21 shall survive any termination of the Company or this Agreement.

Section 10.22Enforceability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

Section 10.23Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

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IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of June 20, 2017.

Owl Rock Capital Corporation

By:	/s/ Alan Kirshenbaum

	Name:	Alan Kirshenbaum
	Title:	Chief Financial Officer

Regents of the University of California

By:	/s/ Jagdeep Singh Bachher

	Name:	Jagdeep Singh Bachher
	Title:	Chief Investment Officer

Appendix A

Member List

Name/Address	Capital Commitment
Owl Rock Capital Corporation 245 Park Avenue 41st Floor New York, NY 10167	$100,000,000
The Regents of the University of California 1111 Broadway Suite 2100 Oakland, CA 94607	$100,000,000

Schedule A

Member Decisions

1. Prior Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:

(i) Take any action or decision which results in the investment of any amount (including any additional amount) in an Investment (other than an amount invested pursuant to a binding obligation previously entered into with Prior Approval) or the sale, transfer or other disposition of any Investment (other than an amount sold, transferred or other disposed of pursuant to a binding obligation previously entered into with Prior Approval);

(ii) Materially modify or waive the terms of any Investment which results in any of the following: (1) an extension of additional capital or commitments; (2) an amendment or waiver of a financial covenant; (3) an approval of an acquisition which is expected to represent more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (4) an approval of a sale of assets which represents more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (5) the incurrence of additional senior debt by the obligor or issuer equal to or greater than 20% of the existing senior commitments or which results in leverage increasing by more than 0.5 times; or (6) an amendment or waiver of any payment term, including mandatory prepayments; provided that if the Members cannot agree as to any such material modification or waiver of an Investment, the Members shall vote in a manner consistent with a majority in interest of the other participants in such Investment (excluding other participants that are Affiliates of a Member);

(iii) Enter into any transaction with a Member or an Affiliate of a Member (except as permitted by this Agreement);

(iv) Make short sales of assets or engage in hedging or other derivative or commodities transactions;

(v) Enter into any credit facility, including in particular enter into a senior credit facility to leverage the Company’s Investments, or materially modify or waive the terms thereof or make a voluntary prepayment; provided that Prior Approval shall separately be required to utilize any leverage greater than 2:1 leverage;

(vi) Guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies and Alternative Investment Vehicles;

(vii) Replace the Administrative Agent for the Company, or materially modify or waive the terms of the Administrative Services Agreement;

(viii) Approve a sub-administration agreement, or materially modify or waive the terms of a sub-administration agreement;

(ix) Approve a transfer or pledge of an interest in the Company in accordance with Article VII, except as provided otherwise herein, including pursuant to Section 3.02;

(x) File for bankruptcy;

(xi) Commence or settle any material claims or litigation;

(xii) Distribute Illiquid Securities;

(xiii) Take any action or decision which pursuant to any provision of this Agreement requires Prior Approval; and

(xiv) Modify or waive any material provision of this Agreement.

2. Subject to Section 1 of this Schedule A for matters requiring Prior Approval, Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:

(i) Change the name or principal office, or open additional offices;

(ii) Form, acquire an interest in, or transfer or otherwise dispose of an interest in, any Financing Subsidiary, Alternative Investment Vehicle, or any other subsidiary owned by it, or materially modify or waive the terms thereof;

(iii) Retain a custodian of its assets and open bank accounts on its behalf; and

(iv) Take any action or decision which pursuant to any provision of this Agreement requires Approval.